Exhibit 10.5

AMENDMENT

TO

PURCHASE AGREEMENT

THIS AMENDMENT TO PURCHASE AGREEMENT (this "Amendment") is made as of this 15th day of July, 2009, by and between TPG, L.L.C. a Louisiana limited liability company ("Seller") and ASSURED PHARMACY, INC., a Nevada corporation ("Buyer"), and amends that certain Purchase Agreement dated as of December 12, 2006 by and between Seller and Buyer (the "Purchase Agreement").

WITNESSETH

WHEREAS, Seller and Buyer desire to amend the Purchase Agreement in order to revise the payment terms for amounts due related to the purchase of the Seller’s Shares.

NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

1.             Defined Terms.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Purchase Agreement.

2.             Amendment.  Section 1(B) is hereby amended and restated in its entirety as follows:

(B)           The sum of $460,000 is payable or was paid as follows:

(i)        $15,000 was paid on or before December 15, 2006;

(ii)       Eleven (11) consecutive monthly installments of $5,000 was paid on or before the 15th of each month commencing in January 2007 through November 2007;

(iii)      Twelve (12) consecutive monthly installments of $15,000 was paid on or before the 15th of each month commencing in December 2007 through November 2008;

(iv)      One (1) monthly payment of $5,000 was paid on December 15, 2008;

(iv)      The total of $35,000 is payable as follows:

(a)     Five (5) consecutive monthly installments of $6,400 payable on or before the 15th of each month commencing in July 2009 through November 2009;

(b)     One (1) monthly payment of $3,000 payable on or before the 15th of December 2009;

(v)       The outstanding balance of $180,000 together with interest at the rate of prime plus 2% per annum commencing from December 15, 2006 is payable as follows:

(a)     One (1) monthly payment of $3,400 payable on or before the 15th of December 2009;

(b)            Eight (8) consecutive monthly installments of $6,400 payable on or before the 15th of each month commencing in January 2010 through August 2010; and

(c)            Remaining balance, including all interest due, payable on or before September 15, 2010.

3.             Miscellaneous.

 (a)           No Other Amendments.  Except as specifically set forth in this Amendment, the Purchase Agreement shall remain in full force and effect.  Each of the Parties acknowledges and agrees that the changes to the Purchase Agreement effected by this Amendment are intended to be structural only and that nothing contained in this Amendment is intended to, nor will anything contained in this Amendment be deemed or construed to, modify the substantive rights and obligations, economic and otherwise, of the Parties as set forth in the Purchase Agreement prior to this Amendment.

(b)           References.  All references to the Purchase Agreement in the Purchase Agreement or any document or instrument executed or delivered pursuant thereto shall be deemed to be a reference to the Purchase Agreement as amended by this Amendment.

(c)           Amendment and Waiver.  This Amendment may only be amended if such amendment is set forth in a writing executed by Seller and Buyer.  No waiver of any provision of this Amendment shall be binding unless such waiver is in writing and signed by the Party against whom such waiver is to be enforced.  No failure by any Party to insist upon the strict performance of any covenant, duty, agreement or condition of this Amendment or to exercise any right or remedy consequent upon a breach thereof will constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

(d)           Severability.  Whenever possible, each provision of this Amendment will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(e)           No Strict Construction.  The language used in this Amendment will be deemed to be the language chosen by the Parties to express their mutual intent.  In the event an ambiguity or question of intent or interpretation arises, this Amendment will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Amendment.

 [Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

TPG, L.L.C.

By: /s/ William Davis William Davis, Manager

ASSURED PHARMACIES, INC.

By: /s/ Robert DelVecchio Robert DelVecchio, Chief Executive Officer